UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

HUDSON GLOBAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 102

Old Greenwich, CT 06870

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (475) 988-2068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HSON	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	HSONP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of an Acquisition or Disposition of Assets.

On August 22, 2025, Hudson Global, Inc. (“Hudson”), completed its previously announced acquisition of Star Equity Holdings, Inc. (“Star”), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Hudson, Star and HSON Merger Sub, Inc., a wholly owned subsidiary of Hudson (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Star, with Star continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Hudson. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of common stock of Star issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Hudson common stock and (ii) each share of preferred stock of Star issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Hudson 10% Series A Cumulative Perpetual preferred stock (“Hudson Preferred Stock”). As a result of the Merger, former Star common stockholders will receive approximately 744,291 shares of Hudson common stock for their Star common shares and former Star stockholders will receive approximately 2,690,637 shares of Hudson Series A preferred stock. No fractional shares of Hudson common stock were issued in the Merger, and Star stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of Star restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Hudson RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended (the “Plan”), in accordance with the Merger Agreement.

As disclosed in greater detail in the joint proxy statement/prospectus filed with the SEC on July 23, 2025 (the “Joint Proxy Statement/Prospectus”) and distributed to the stockholders of both Hudson and Star, Jeffrey Eberwein, Hudson’s Chief Executive Officer and the holder of approximately 10% of Hudson’s common stock, is also a director and substantial stockholder of Star.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, Hudson increased the size of its Board of Directors (the “Board”) at the Effective Time from four members to seven members and appointed Todd Fruhbeis, Jennifer Palmer and Louis Parks (collectively, the “New Directors”) to the Board. The Board has determined that each of the New Directors is “independent” within the meaning of Nasdaq rules.

Other than the Merger Agreement, there are no arrangements or understandings between the New Directors and any other person pursuant to which they were selected as directors. The New Directors do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The New Directors will receive compensation for their service as directors in accordance with the policies and procedures previously approved by the Board for independent directors of Hudson, as more fully described in Hudson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Annual retainer will be prorated for 2025 to reflect the effective date of their appointment and each will be paid by means of a grant of restricted stock units, in accordance with the terms of the Plan.

Mr. Fruhbeis has over 25 years of capital markets experience. In 2005, he joined HSBC to establish and lead a multi-asset class structured investment product business for the Americas, which went on to become a leading issuer of structured debt in the US and the top-ranked US Structured Products business for many years, as measured by Greenwich Associates. While at HSBC, he also managed the US Institutional Equity Derivatives sales team. Prior to his work in capital markets, Mr. Fruhbeis was a senior financial analyst at Harvard University. Mr. Fruhbeis has been an active real estate investor for 15 years with interests in over 45 real estate partnerships and investments throughout the US. His current investment portfolio is diversified over multi-family, office, industrial, and hospitality assets. Mr. Fruhbeis earned a B.B.A in Finance from the University of Massachusetts summa cum laude in 1989, and an M.B.A in Finance from The Wharton School of the University of Pennsylvania in 1995.

Ms. Palmer has over 15 years of small-to-mid-size company banking experience. She is the Founder and CEO of JPalmer Collective, a firm specialized in funding high-growth companies including women-led companies and consumer brands with a special focus on sustainability and inclusivity. She was also recently President of the Secured Finance Network (SFNet), the leading trade organization in the commercial finance industry. Ms. Palmer was previously CEO of Gerber Finance, where she grew the firm’s asset-based lending portfolio by more than 140% and achieved the firm’s second most profitable year in its 25-year history amid the COVID-19 pandemic. Ms. Palmer holds a Bachelor of Arts degree from Marist College and a Doctor of Law degree from Fordham University School of Law.

Mr. Parks has over 35 years of investment management and board experience. Mr. Parks is currently Managing Member, COO & CFO at Tyro Capital Management LLC, an equity hedge fund with over $200 million in assets under management and a value-based investment approach. He is also a partner at Metropolitan Business Funding LLC, a firm that provides merchant cash advances for small businesses throughout the United States. Previously, he was COO and CCO of Krensavage Asset Management LLC, Senior Managing Director & Head of Equities at CL King & Associates, and Senior Managing Director & Head of Equity Trading at Raymond James Financial. Mr. Parks currently serves on the boards of Sunroof Software Inc., an innovative SaaS solution for optimizing customer experience, and Reliability Inc., a provider of staffing solutions for Multimedia and other industries. Mr. Parks holds Bachelor of Arts degrees from New York University and Columbia University, a Master of Arts degree from Columbia University, and a M.B.A. degree from Columbia Business School.

Appointment of Officers

In connection with the Merger, at the Effective Time, Richard Coleman Jr. was appointed as Chief Operating Officer of Hudson and Hannah Bible was appointed as Chief Legal Officer of Hudson.

Prior to being appointed as our Chief Operating Officer, Mr. Coleman served as Star’s Chief Executive Officer from April 2022 to the closing of the Merger and as Star’s Chief Operating Officer from January 2022 to March 2022. He also previously served as our Chairman from May 2014 to January 2022. Mr. Coleman was formerly the President, Chief Executive Officer and director of Command Center, Inc., a provider of on-demand flexible employment solutions, from April 2018 to July 2019. He was the Principal Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, (“Crossroads Systems”) from August 2017 to March 2018, and Chief Executive Officer from March 2013 to August 2017. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and as a guest lecturer for Denver University’s Pioneer Leadership Program, focusing on leadership and ethics. Coleman holds a master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications Systems Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and also has completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.

Prior to being appointed as our Chief Legal Officer, Ms. Bible served as Chief Legal Officer of Star. Ms. Bible has over 20 years of combined legal and accounting experience across a variety of industries. Ms. Bible has served Star’s subsidiaries as in-house counsel and corporate secretary, CFO to Lone Star Value Management, LLC and Vice President, Finance to Star Construction Holdings, Inc. (f/k/a ATRM Holdings, Inc.). Additionally, Ms. Bible currently serves as the Chairperson for Reliability, Inc., a provider of staffing solutions for multimedia and other industries, and has served on their board since 2014. Since July 2022 Ms. Bible has also served as a member of the board of 100 Holdings, Inc., an IT services company. From May 2016 through August 2017 Ms. Bible served on the board of Crossroads Systems. Ms. Bible previously served as Director of Finance/CFO at Trinity Church in Greenwich, CT, legal advisor to RRMS Advisors, a mortgage finance and servicing expert, a diplomatic advisor within the U.N. General Assembly to the Asian-African Legal Consultative Organization, and a risk, corporate governance and security advisor in the Middle East to family fund and institutional clients at International Consulting Group, Inc., a boutique strategy consulting firm. Ms. Bible was an Adjunct Professor within the International Tax and Financial Services program at Thomas Jefferson School of Law and has served on the board of several public companies. Ms. Bible earned an LLM in Tax from New York University School of Law, a JD with honors from St. Thomas University School of Law, and a BBA in Accounting from Middle Tennessee State University.

Item 7.01	Regulation FD Disclosure

On August 22, 2025, Hudson and Star issued a joint press release announcing the closing of the Merger. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of Star and its subsidiaries as of December 31, 2024 and December 31, 2023 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024, and the notes related thereto, are hereby incorporated by reference to Star’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025.

The unaudited condensed consolidated balance sheet of Star and its subsidiaries as of June 30, 2025 and the related unaudited condensed consolidated statements of operations, stockholders’ equity and cash flows for the three-month periods and six-month periods ended June 30, 2025 and June 30, 2024 are hereby incorporated by reference to Star’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2025.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) for the year ended December 31, 2024 and for the three months ended March 31, 2025 is set forth in the Joint Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Condensed Combined Financial Information”, and is hereby incorporated by reference to the Joint Proxy Statement/Prospectus.

(d) Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

EXHIBIT NUMBER	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated May 21, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 22, 2025).

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm of Hudson Global, Inc.

23.2	Consent of Wolf & Company, P.C., independent registered public accounting firm of Star Equity Holdings, Inc.

99.1	Joint Press Release, issued on August 22, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hudson agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Financial Officer

Dated: August 22, 2025